Exhibit 99.1

EXL REPORTS 2016 FOURTH QUARTER AND FULL YEAR RESULTS

2016 Fourth Quarter Revenues of $177.3 Million, up 6.9% year over year
4Q Diluted EPS (GAAP) of $0.45, up from $0.43 in Q4 of 2015
4QAdjusted Diluted EPS (Non-GAAP) of $0.61, up from $0.56 in Q4 of 2015
2016 Revenues of $686.0 Million, up 9.1% year over year
2016 Diluted EPS (GAAP) of $1.79, up from $1.51 in 2015
2016 Adjusted Diluted EPS (Non-GAAP) of $2.33, up from $2.03 in 2015

New York, NY - February 28, 2017 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended December 31, 2016 and the full year 2016.
Rohit Kapoor, Vice Chairman and CEO, commented, “Our fourth quarter 2016 revenues beat expectations, and for the full year 2016 revenues increased 9.1% year over year or 10.9% in constant currency (non-GAAP) to $686.0 million. We achieved an 18.4% increase in diluted EPS to $1.79 and a 14.8% increase in adjusted diluted EPS to $2.33 for the full year 2016. Our revenues growth this year was led by our Analytics segment which grew 35.7% for the full year. Our Operations Management segment revenues growth was 2.7% for the full year driven by new and existing clients offset by weakness in our consulting business.
“Our growth was broad-based, the result of our driving superior customer experiences and our investments in automation and robotics including the Business EXLerator FrameworkTM. The integrated selling of our business process management and analytics solutions continues to strengthen our competitive positioning with our clients and prospects. Our three acquisitions in 2016 have been assimilated and are performing at or above expectations. I believe our market position is strong, and we have great momentum to execute our growth plans in 2017.”
Vishal Chhibbar, CFO, commented, “In 2016, we generated $100.3 million of cash flow from operations and ended the year with $226.6 million in cash and short term investments. For 2017, we are providing revenue guidance of $735 million to $760 million, representing annual revenue growth of 8% to11% in constant currency. Our adjusted diluted earnings per share guidance is $2.50 to $2.60, representing an increase of 7% to 12%.”

Financial Highlights: Fourth Quarter 2016
We have two reportable segments: Operations Management and Analytics. Reconciliations of adjusted (non-GAAP) financial measures, including those reflecting constant currency, to GAAP measures are included at the end of this release.

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Revenues for the quarter ended December 31, 2016 increased to $177.3 million compared to $165.9 million for the fourth quarter of 2015, up 6.9% (8.4% on a constant currency basis) from the fourth quarter of 2015 and up 3.5% sequentially from the quarter ended September 30, 2016.

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Operations Management revenues in the fourth quarter of 2016 increased 1.8% to $131.8 million compared to $129.4 million in the fourth quarter of 2015 and increased 1.7% sequentially from the quarter ended September 30, 2016.

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Analytics revenues in the fourth quarter of 2016 increased 24.9% to $45.5 million compared to $36.5 million in the fourth quarter of 2015, and increased 9.3% sequentially from the quarter ended September 30, 2016.

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Operating income margin for the quarter ended December 31, 2016 was 8.0% compared to 10.8% in the fourth quarter of 2015 and 10.1% for the quarter ended September 30, 2016. Adjusted operating income margin was 12.9% compared to 14.7% in the fourth quarter of 2015 and 14.4% for the quarter ended September 30, 2016.

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Diluted earnings per share for the quarter ended December 31, 2016 was $0.45 compared to $0.43 in the fourth quarter of 2015 and $0.46 for the quarter ended September 30, 2016. Adjusted diluted earnings per share was $0.61 compared to $0.56 in the fourth quarter of 2015 and $0.61 for the quarter ended September 30, 2016.

Financial Highlights: Full Year 2016

•	Revenues for the year ended December 31, 2016 increased 9.1% to $686.0 million compared to $628.5 million for the year ended December 31, 2015.

•	Operations Management revenues for the year ended December 31, 2016 increased 2.7% to $520.3 million compared to $506.3 million for the year ended December 31, 2015.

•	Analytics revenues for the year ended December 31, 2016 increased 35.7% to $165.7 million compared to $122.2 million for the year ended December 31, 2015.

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Operating income margin for the year ended December 31, 2016 was 9.4% compared to 10.7% for the year ended December 31, 2015. Adjusted operating income margin for the year ended December 31, 2016 was 14.0% compared to 14.9% for the year ended December 31, 2015.

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Diluted earnings per share for the year ended December 31, 2016 was $1.79 compared to $1.51 for the year ended December 31, 2015. Adjusted diluted earnings per share for the year ended December 31, 2016 was $2.33 compared to $2.03 for the year ended December 31, 2015.

Business Highlights: Fourth Quarter 2016

•	Acquired Datasource Consulting, LLC, a provider of enterprise management and business intelligence solutions.

•	Won 13 new clients, consisting of 6 new clients in Operations Management and 7 new clients in Analytics. For the full year, we won 40 new clients, 21 in Operations Management and 19 in Analytics.

•	Announced the appointment of Nagaraja Srivatsan as the Company’s EVP, Chief Growth Officer.

•	Positioned as a Leader in the “IDC MarketScape: Worldwide Business Analytics BPO Services 2016 Vendor Assessment.”

•	Included in both the HfS Research “2016 RPA Premier League Table” and “HfS Blueprint Report: Intelligent Automation 2016.”

•	Positioned as a High Performer in the “HfS Blueprint Report: Digital Marketing Operations 2016.”

•	Expanded multiple Operations Management relationships, including migrating 61 new processes. For the full year we migrated 213 processes.

Share Repurchase
Today, we announced that our Board of Directors authorized an additional $100 million common stock repurchase program, effective immediately. The approval increases the 2017 authorization from $20 million to $40 million and authorizes stock repurchases of up to $40 million in 2018 and 2019. The shares may be purchased through December 31, 2019 by the Company on the open market and through private transactions as determined by EXL’s management.

2017 Guidance
Based on current visibility and a U.S. Dollar to Indian rupee exchange rate of 67.0, British Pound to U.S. Dollar exchange rate at 1.25, U.S. Dollar to the Philippine Peso exchange rate of 50.0 and all other currencies at current exchange rates, the Company is providing the following guidance for the calendar year 2017:

•	Revenues of $735 million to $760 million, representing an annual revenue growth of 8% to 11% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.50 to $2.60, representing an annual increase of 7% to 12%.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, February 28, 2017 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com.

About ExlService Holdings, Inc.

EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework™, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 26,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), South America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Year ended December 31,		Three months ended December 31,
	2016	2015	2016	2015
Revenues, net	$685,988	$628,492	$177,274	$165,858
Cost of revenues (exclusive of depreciation and amortization)	447,956	402,917	115,784	106,116
Gross profit	238,032	225,575	61,490	59,742
Operating expenses:
General and administrative expenses	88,648	77,293	25,028	19,865
Selling and marketing expenses	50,582	49,474	12,707	13,705
Depreciation and amortization	34,580	31,465	9,580	8,294
Total operating expenses	173,810	158,232	47,315	41,864
Income from operations	64,222	67,343	14,175	17,878
Foreign exchange gain, net	5,597	2,744	2,024	397
Interest expense	(1,343)	(1,338)	(320)	(355)
Other income, net	15,408	7,027	3,211	1,744
Income before income taxes	83,884	75,776	19,090	19,664
Income tax expense	22,151	24,211	3,602	4,902
Net income	$61,733	$51,565	$15,488	$14,762
Earnings per share:
Basic	$1.84	$1.55	$0.46	$0.44
Diluted	$1.79	$1.51	$0.45	$0.43
Weighted-average number of shares used in computing earnings per share:
Basic	33,566,367	33,298,104	33,638,170	33,231,716
Diluted	34,563,319	34,178,340	34,714,308	34,272,731

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$213,155	$205,323
Short-term investments	13,491	13,676
Restricted cash	3,846	1,872
Accounts receivable, net	113,067	92,650
Prepaid expenses	7,855	8,027
Advance income tax, net	6,242	2,432
Other current assets	21,168	15,219
Total current assets	378,824	339,199
Property, plant and equipment, net	49,029	47,991
Restricted cash	3,393	3,319
Deferred taxes, net	14,799	13,749
Intangible assets, net	53,770	52,733
Goodwill	186,770	171,535
Other assets	19,943	22,257
Total assets	$706,528	$650,783
Liabilities and Equity
Current liabilities:
Accounts payable	$3,288	$6,401
Short-term borrowings	10,000	10,000
Deferred revenue	16,615	11,518
Accrued employee cost	50,832	44,526
Accrued expenses and other current liabilities	43,264	34,250
Current portion of capital lease obligations	232	384
Total current liabilities	124,231	107,079
Long term borrowings	35,000	60,000
Capital lease obligations, less current portion	300	278
Non-current liabilities	14,819	17,655
Total liabilities	174,350	185,012
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 35,699,819 shares issued and 33,628,109 shares outstanding as of December 31, 2016 and 34,781,201 shares issued and 33,091,223 shares outstanding as of December 31, 2015	36	35
Additional paid-in-capital	284,646	254,052
Retained earnings	382,722	320,989
Accumulated other comprehensive loss	(75,057)	(67,325)
Total including shares held in treasury	592,347	507,751
Less: 2,071,710 shares as of December 31, 2016 and 1,689,978 shares as of December 31, 2015, held in treasury, at cost	(60,362)	(42,159)
ExlService Holdings, Inc. stockholders' equity	$531,985	$465,592
Non-controlling interest	193	179
Total equity	$532,178	$465,771
Total liabilities and equity	$706,528	$650,783

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these adjusted financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.
Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. EXL primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. dollar against the Indian rupee increased from 66.08 during the quarter ended December 31, 2015 to 67.70 during the quarter ended December 31, 2016, representing a depreciation of 2.5%. The average exchange rate of the U.S. dollar against the Philippine peso increased from 47.01 during the quarter ended December 31, 2015 to 49.29 during the quarter ended December 31, 2016, representing a depreciation of 4.9%. The average exchange rate of the British Pound against the U.S. dollar decreased from 1.51 during the quarter ended December 31, 2015 to 1.23 during the quarter ended December 31, 2016, representing a depreciation of 18.5%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.
The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the year ended December 31, 2016 and December 31, 2015, the three months ended December 31, 2016 and December 31, 2015 and for the three months ended September 30, 2016:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA to Net Income
(Amounts in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2016	2015	2016	2015	2016
Net Income (GAAP)	$61,733	$51,565	$15,488	$14,762	$16,050
add: Income tax provision	22,151	24,211	3,602	4,902	5,646
subtract: Other income and foreign exchange gain, net	(19,662)	(8,433)	(4,915)	(1,786)	(4,337)
Income from operations (GAAP)	$64,222	$67,343	$14,175	$17,878	$17,359
add: Stock-based compensation expense (a)	19,770	16,047	5,027	3,768	4,483
add: Amortization of acquisition-related intangibles (b)	11,873	10,226	3,592	2,717	2,848
Adjusted operating income (Non-GAAP)	$95,865	$93,616	$22,794	$24,363	$24,690
Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.0%	14.9%	12.9%	14.7%	14.4%
add: Depreciation	22,707	21,239	5,988	5,577	5,749
Adjusted EBITDA (Non-GAAP)	$118,572	$114,855	$28,782	$29,940	$30,439
Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	17.3%	18.3%	16.2%	18.1%	17.8%
(a) To exclude stock-based compensation expense under ASC Topic 718. (b) To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share to Net Income
(Amounts in thousands, except per share data)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2016	2015	2016	2015	2016
Net income (GAAP)	$61,733	$51,565	$15,488	$14,762	$16,050
add: Stock-based compensation expense (a)	19,770	16,047	5,027	3,768	4,483
add: Amortization of acquisition-related intangibles (b)	11,873	10,226	3,592	2,717	2,848
subtract: Tax impact on stock-based compensation expense	(7,216)	(6,081)	(1,898)	(1,431)	(1,561)
subtract: Tax impact on amortization of acquisition-related intangibles	(3,073)	(2,484)	(901)	(679)	(717)
Subtract: Changes in fair value of earn-out consideration (net of tax) (c)	(2,515)	—	—	—	—
Adjusted net income (Non-GAAP)	$80,572	$69,273	$21,308	$19,137	$21,103
Adjusted diluted earnings per share (Non-GAAP)	$2.33	$2.03	$0.61	$0.56	$0.61

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To exclude change in fair value of earn-out consideration related to the RPM acquisition.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com